    As filed with the Securities and Exchange Commission on January 9, 2001
                                                  Registration No. _____-_______

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                               _________________
                          HANOVER COMPRESSOR COMPANY
            (Exact name of registrant as specified in its charter)

Delaware                       _________________             75-2344249
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          12001 North Houston Rosslyn
                              Houston, Texas 77086
                    (Address of principal executive offices)
                               _________________
   APPLIED PROCESS SOLUTIONS INCORPORATED AMENDED 1998 STOCK OPTION PLAN (the
                                    "Plan")
                               _________________
                                                         Copy to:
     MICHAEL J. McGHAN                                   RICHARD S. MELLER
     President and Chief Executive Officer               Latham & Watkins
     Hanover Compressor Company                          Sears Tower
     12001 North Houston Rosslyn                         Suite 5800
     Houston, Texas 77086                                Chicago, Illinois 60606
     (281) 447-8787                                      (312) 876-6521
     (Name, address, including zip code, and
     telephone number, including area code, of agent for service)

                               _________________
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================

Title of Each Class of                       Amount to be    Proposed Maximum    Proposed Maximum   Amount of
Securities to be Registered                  Registered/1/   Offering Price      Aggregate          Registration
                                                             Per Share/2/        Offering Price     Fee
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per share      127,813         $12.88              $1,646,231.44      $412.00

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____________________________________

/1/ Represents the number of outstanding options granted under the Plan.

/2/ Solely for purposes of computing the registration fee pursuant to Rule
    457(h), the Proposed Maximum Aggregate Offering Price Per Share is based upon the weighted average exercise price per share ($12.88) of outstanding options

                                    PART I
Item 1.   Plan Information

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                    PART II

Item 3.   Incorporation of Documents by Reference

     The documents listed below have been filed by Hanover Compressor Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 10-K");

     b.   The Definitive Proxy Statements filed April 19, 2000 and June 6, 2000;

     c. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000; June 30, 2000; September 30, 2000;

     d. Current Reports on Form 8-K filed on May 5, 2000, May 23, 2000, June 7, 2000, July 13, 2000, July 19, 2000, September 14, 2000, November 9, 2000,
November 13, 2000 and November 22, 2000;

     e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 31, 1999; and

     f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on April 11, 1997 pursuant to
Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Latham & Watkins, Chicago, Illinois. Richard S. Meller, the Secretary of the Company, is of counsel at Latham & Watkins.

Item 6.   Indemnification of Directors and Officers

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determine that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent that such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officer and advance expenses incurred by its directors and officer in defending any civil, commercial, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Delaware law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and By-laws. These agreements, among other things, will indemnify the Company's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

4.1       Applied Process Solutions Incorporated Amended 1998 Stock Option Plan

4.2 Form of Amendment to Stock Option Agreements under Applied Process Solutions Incorporated Amended 1998 Stock Option Plan

5.1       Opinion of Latham & Watkins, counsel to Hanover

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included in the signature page to the Registration Statement)

Item 9.   Undertakings

          a.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on December 18, 2000.

                                        HANOVER COMPRESSOR COMPANY

                                        By: /s/ MICHAEL J. MCGHAN
                                           ________________________________
                                        Michael J. McGhan

                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Michael A. O'Connor, Michael J. McGhan, William S. Goldberg, and Richard S. Meller, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Hanover Compressor Company and on the dates indicated.

Signatures                                    Titles                      Date
----------                                    ------                      ----
/s/ Ted Collins, Jr.                          Director                    December 18, 2000
_________________________
  Ted Collins, Jr.

/s/ Robert R. Furgason                        Director                    December 18, 2000
_________________________
  Robert R. Furgason

/s/ William S. Goldberg                       Director                    December 18, 2000
_________________________
  William S. Goldberg

/s/ Melvyn N. Klein                           Director                    December 18, 2000
_________________________
  Melvyn N. Klein

/s/ Michael A. O'Connor                       Director                    December 18, 2000
_________________________
  Michael A. O'Connor

/s/ Alvin V. Shoemaker                        Director                    December 18, 2000
_________________________
  Alvin V. Shoemaker

HANOVER COMPRESSOR COMPANY
EXHIBIT INDEX

Exhibit                                                                        Sequentially
Number       Description of Exhibit                                            Numbered Page
------       ----------------------                                            -------------

4.1          Applied Process Solutions Incorporated Amended 1998 Stock
             Option Plan

4.2          Form of Amendment to Stock Option Agreement Under Applied
             Process Solutions Incorporated Amended 1998 Stock Option Plan

5.1          Opinion of Latham & Watkins

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included in the signature page to the Registration Statement).